Exhibit 99

Press Release

Horizon Offshore, Inc. Announces Resignation of Independent Accountants

HOUSTON, June 18, 2004 (PRIMEZONE) -- Horizon Offshore, Inc. (NasdaqNM:HOFF - News) today announced that PricewaterhouseCoopers LLP has resigned as the Company's independent registered public accounting firm. The Company's audit committee has begun the process of interviewing potential candidates to become the Company’s new independent registered public accounting firm. PricewaterhouseCoopers LLP’s unqualified audit opinion with respect to the Company's 2003 financial statements was included in the Company's Annual Report on Form 10-K. There were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

David W. Sharp, Chief Financial Officer, commented, "We expect to engage a new firm of independent accountants in the near future and will announce the engagement as soon as the interview process is complete. In the meantime, we are maintaining our focus on our key business strategies and the performance of our day to day business operations."

Horizon Offshore provides marine construction services for the offshore oil and gas industry. The Company's fleet is used to perform a wide range of marine construction activities, including installation of marine pipelines to transport oil and gas from newly installed production platforms and other subsea production systems, and the installation and abandonment of production platforms.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: industry conditions and volatility; prices of oil and gas; the Company's ability to obtain and the timing of new projects; changes in competitive factors and other material factors that are described from time to time in the Company's filing with the Securities and Exchange Commission.

Actual events, circumstances, effect and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Horizon or any other person that the projected outcomes can or will be achieved.

Contact:

     Horizon Offshore, Inc.
          David W. Sharp
          (713) 361-2630